Exhibit 3.03
PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐Return document by mail to:	Statement with Respect to Shares Domestic Business Corporation DSCB:15-1522 (rev. 7/2015) 1522

Name

Address

City State Zip Code

☑ Return document by email to: pados@klgates.com
Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.
Fee: $70
In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1. The name of the corporation is:

II-VIIncorporated

2. Check and complete one of the following:
☐ Theresolution amending the Articles under 15 Pa.C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

☑ Theresolution amending the Articles under 15 Pa.C.S. § 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the
Articles is 2,300,000 shares

Exhibit 3.03
DSCB:15-1522-2

4. The resolution was adopted by the Board of Directors or an authorized committee thereon on: 07/01/2020
Date (MM/DD/YYYY)

5. Check, and if appropriate complete, one of the following:
☑ The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

☐ Theresolution shall be effective on: at .
Date (MM/DD/YYYY) Hour (if any)

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this

6th day of July , 2020 .

II-VI Incorporated
Name of Corporation

/s/ Mary Jane Raymond
Signature

Chief Financial Officer
Title

Exhibit 3.03
EXHIBIT A TO
STATEMENT WITH RESPECT TO SHARES
AMENDING THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
II-VI INCORPORATED
6.00% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK
NOW THEREFORE BE IT RESOLVED, that pursuant to Section 1522(b) of the Pennsylvania Business Corporation Law of 1988, as amended, and Section 5(C) of the Company’s Amended and Restated Articles of Incorporation (the “Articles”), there is hereby designated and established a series of preferred stock of the Company denominated as the “6.00% Series A Mandatory Convertible Preferred Stock” (the “Convertible Preferred Stock”), and this Pricing Committee hereby fixes and determines the number of such shares and, subject to the provisions of such Section 5(C) of the Articles, the relative rights and preferences of such shares as set forth in Annex A hereto.

Exhibit 3.03
ANNEX A
(to Pricing Committee Resolutions - July 1, 2020)

Exhibit 3.03
ANNEX A

STATEMENT WITH RESPECT TO SHARES

STANDARD PROVISIONS

Section 1. General Matters; Ranking. Each share of Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon the liquidation, winding-up or dissolution, as applicable, of the Corporation, shall rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock and (iv) junior to the Corporation’s existing and future indebtedness and other liabilities (including trade payables).

Section 2. Standard Definitions. As used herein with respect to Mandatory Convertible Preferred Stock:

“Accumulated Dividend Amount” means, in connection with a Fundamental Change, the aggregate amount of accumulated and unpaid dividends, if any, for Dividend Periods prior to the Fundamental Change Effective Date for the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date, subject to the proviso in Section 9(a).

“ADRs” shall have the meaning set forth in Section 14.

“Agent Members” shall have the meaning set forth in Section 20(a).

“Applicable Market Value” means the Average VWAP per share of Common Stock over the Settlement Period.

“Articles of Incorporation” shall have the meaning set forth in the recitals.

“Average Price” shall have the meaning set forth in Section 3(c)(iii).

“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.

“Averaging Period” shall have the meaning set forth in Section 13(a)(v).

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close or be closed.

“By-Laws” means the Amended and Restated By-Laws of the Corporation, as they may be amended or restated from time to time.

“Clause A Distribution” shall have the meaning set forth in Section 13(a)(iii).

“Clause B Distribution” shall have the meaning set forth in Section 13(a)(iii).

“Clause C Distribution” shall have the meaning set forth in Section 13(a)(iii).

“close of business” means 5:00 p.m., New York City time.

Exhibit 3.03
“Common Stock” means the common stock, no par value per share, of the Corporation, subject to Section 14.

“Conversion and Dividend Disbursing Agent” means American Stock Transfer & Trust Company LLC, the Corporation’s duly appointed conversion and dividend disbursing agent for Mandatory Convertible Preferred Stock, and any successor appointed under Section 15.

“Conversion Date” shall mean the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date, as applicable.

“Corporation” shall have the meaning set forth in the recitals.

“Credit Agreement” means the Corporation’s amended and restated credit agreement, dated as of September 24, 2019, by and among the Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto.

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.

“Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year to, and including, July 1, 2023, commencing on October 1, 2020.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the October 1, 2020 Dividend Payment Date.

“Dividend Rate” shall have the meaning set for in Section 3(a).

“DTC” means The Depository Trust Company.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b)(i).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b)(ii).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Early Conversion Settlement Period” shall have the meaning set forth in Section 8(b)(ii).

“Effective Date,” as used in Section 13(a)(i) and Section 13(a)(xii), shall mean the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Ex-Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 14.

“Expiration Date” shall have the meaning set forth in Section 13(a)(v).

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

Exhibit 3.03

“Floor Price” shall have the meaning set forth in Section 3(e)(ii).

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:

(i) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of its Wholly-Owned Subsidiaries or any of the Corporation’s or its Wholly-Owned Subsidiaries’ employee benefit plans, has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Common Stock;
(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of the Corporation or binding share exchange pursuant to which the Common Stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries taken as a whole, to any person other than one or more of its Wholly-Owned Subsidiaries; or
(iii) the Common Stock (or other common equity underlying the Mandatory Convertible Preferred Stock) ceases to be listed or quoted for trading on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).
However, a transaction or transactions described in clause (i) or clause (ii) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of Common Stock, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or shall be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a)(i).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” means the period beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after the date of the Fundamental Change Notice for such Fundamental Change), but in no event later than July 1, 2023.

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate per share of Mandatory Convertible Preferred Stock set forth in the table below for the Fundamental Change Effective Date and the Fundamental Change Share Price, in each case, applicable to such Fundamental Change:

Exhibit 3.03

	Fundamental Change Share Price
Fundamental Change Effective Date	$10.00	$20.00	$30.00	$40.00	$43.00	$47.50	$51.60	$55.00	$60.00	$70.00	$80.00	$100.00	$120.00
July 7, 2020	4.5110	4.2837	4.1080	3.9970	3.9731	3.9434	3.9216	3.9066	3.8886	3.8633	3.8475	3.8310	3.8240
July 1, 2021	4.5861	4.4180	4.2216	4.0761	4.0432	4.0020	3.9715	3.9506	3.9257	3.8915	3.8708	3.8506	3.8429
July 1, 2022	4.6290	4.5735	4.3961	4.1953	4.1442	4.0786	4.0299	3.9968	3.9586	3.9096	3.8839	3.8640	3.8587
July 1, 2023	4.6512	4.6512	4.6512	4.6512	4.6512	4.2105	3.8760	3.8760	3.8760	3.8760	3.8760	3.8760	3.8760
The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

(i)if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts in the table above or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table above, the Fundamental Change Conversion Rate shall be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365 or 366-day year, as applicable;
(ii)if the Fundamental Change Share Price is in excess of $120.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in the column headings of the table above), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate; and
(iii)if the Fundamental Change Share Price is less than $10.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in the column headings of the table above), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.
 The Fundamental Change Share Prices in the column headings in the table above are each subject to adjustment as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Fundamental Change Share Prices shall equal (x) the Fundamental Change Share Prices applicable immediately prior to such adjustment, multiplied by (y) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Share Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Conversion Right” shall have the meaning set forth in Section 9(a).

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(a)(ii).

“Fundamental Change Effective Date” shall mean the effective date of the relevant Fundamental Change.

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Fundamental Change Share Price” means, for any Fundamental Change, (i) if all holders of Common Stock receive only cash in exchange for their Common Stock in such Fundamental Change, the amount of cash paid per share of Common Stock in such Fundamental Change, and (ii) in all other cases, the Average VWAP per share of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date.

“funds available to pay dividends” shall have the meaning set forth in Section 3(a).

“Global Preferred Share” shall have the meaning set forth in Section 20(a).

Exhibit 3.03

“Holder” means each Person in whose name shares of Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Issue Date” means July 7, 2020, the first original issue date of shares of Mandatory Convertible Preferred Stock.

“Initial Price” means $200.00, divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $42.9997.

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to Mandatory Convertible Preferred Stock, $200.00 per share of Mandatory Convertible Preferred Stock.

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c)(i).

“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Part 1 of this Statement with Respect to Shares.

“Market Disruption Event” means (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock.
“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“open of business” means 9:00 a.m., New York City time.

Exhibit 3.03
“Parity Stock” means any class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Stock” shall have the meaning set forth in Part 1 of this Statement with Respect to Shares.

“Preferred Stock Directors” shall have the meaning set forth in Section 6(b)(i).

“Pricing Committee” shall have the meaning set forth in the recitals.
“Prospectus” means the prospectus dated June 30, 2020, included in the Corporation’s registration statement (file number 333-239549), relating to securities to be issued from time to time by the Corporation.
“Prospectus Supplement” means the preliminary prospectus supplement dated June 30, 2020 relating to the offering and sale of the Mandatory Convertible Preferred Stock, as supplemented by the related pricing term sheet.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Regular Record Date.

“Registrar” initially means American Stock Transfer & Trust Company LLC, the Corporation’s duly appointed registrar for Mandatory Convertible Preferred Stock and any successor appointed under Section 15.

“Regular Record Date” means, with respect to any Dividend Payment Date, the March 15, June 15, September 15 and December 15, as the case may be, immediately preceding the relevant Dividend Payment Date. These Regular Record Dates shall apply regardless of whether a particular Regular Record Date is a Business Day.

“Relevant Stock Exchange” means The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading.

“Reorganization Event” shall have the meaning set forth in Section 14.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Settlement Period” means the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding July 1, 2023.

Exhibit 3.03
“Share Dilution Amount” means the increase in the number of diluted shares of Common Stock outstanding (determined in accordance with U.S. generally accepted accounting principles, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend on shares of the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion.

“Spin-Off” means a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Statement with Respect to Shares” shall have the meaning set forth in the recitals.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Threshold Appreciation Price” means $200.00, divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $51.5996.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Relevant Stock Exchange; provided that if the Common Stock is not listed or admitted for trading, “Trading Day” means a Business Day.

“Transfer Agent” shall initially mean American Stock Transfer & Trust Company LLC, the Corporation’s duly appointed transfer agent for Mandatory Convertible Preferred Stock and any successor appointed under Section 15.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iii).

“Unit of Exchange Property” shall have the meaning set forth in Section 14.

“Valuation Period” shall have the meaning set forth in Section 13(a)(iii).

“Voting Preferred Stock” means any other class or series of Parity Stock upon which like voting rights for the election of directors as set forth in Section 6 have been conferred and are exercisable.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “IIVI<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, taking into account any adjustments made to reported trades at or prior to 4:10 p.m., New York time, but excluding any after-market trades (or if such volume-weighted average price is not available or is manifestly erroneous, the market value per share of the Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose).

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed to be replaced by a reference to “100%”.

Section 3.  Dividends.

Exhibit 3.03

(a) Rate. Subject to the rights of holders of any class or series of the Corporation’s capital stock ranking senior to the Mandatory Convertible Preferred Stock as to dividend rights, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) only out of funds available to pay dividends (as defined below), in the case of dividends paid in cash, and shares of Common Stock legally permitted to be issued, in the case of dividends paid in shares of Common Stock, cumulative dividends at the rate per annum of 6.00% of the Liquidation Preference (the “Dividend Rate”) (equivalent to $12.00 per annum per share of Mandatory Convertible Preferred Stock), payable in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock pursuant to Section 3(c), as determined by the Corporation in its sole discretion (subject to the limitations set forth in Section 3(e)). For purposes of this Statement with Respect to Shares, “funds available to pay dividends” shall mean, under applicable Pennsylvania law, having such funds if, after giving effect to the relevant dividend payment, (i) the Corporation would be able to pay its debts as they become due in the usual course of its business and (ii) the Corporation’s total assets would be greater than or equal to the sum of its our total liabilities plus the amount that would be needed if the Corporation were to be dissolved at the time as of which the dividend is measured, in order to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

If declared, dividends on Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds available to pay dividends.

If declared, dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Regular Record Date, whether or not such Record Holders early convert their shares of Mandatory Convertible Preferred Stock, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full Dividend Period (subsequent to the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on Mandatory Convertible Preferred Stock for the initial Dividend Period and any other partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends on shares of Mandatory Convertible Preferred Stock shall not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.

No dividend shall be paid unless and until the Board of Directors, or an authorized committee of the Board of Directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Holders shall not be entitled to any dividends on Mandatory Convertible Preferred Stock, whether payable in cash, property or shares of Common Stock, in excess of full cumulative dividends.

Except as described in this Statement with Respect to Shares, dividends on Mandatory Convertible Preferred Stock shall cease to accumulate on July 1, 2023, the Fundamental Change Conversion Date or the Early Conversion Date, as applicable.

(b)  Priority of Dividends. So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other class or series of Junior Stock, and no Common Stock or any other class or series of Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid in full in cash, shares of the Common Stock or a combination thereof upon, or a sufficient sum of cash or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to:

Exhibit 3.03

(i)any dividend or distribution payable in shares of Common Stock or any other class or series of the Corporation’s capital stock that is neither Parity Stock nor Senior Stock;
(ii)purchases, redemptions or other acquisitions of Common Stock, other Junior Stock or Parity Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business;
(iii)purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, or acquisitions of shares of Common Stock surrendered, deemed surrendered or withheld in connection with the exercise of stock options or the vesting of restricted shares, restricted shares units, restricted share equivalents, performance share units, or instruments similar to any of the foregoing (provided that the number of shares purchased to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount);
(iv)purchases of Common Stock or any other class or series of the Corporation’s capital stock that is neither Parity Stock nor Senior Stock pursuant to a contractually binding requirement to buy Common Stock or any such other class or series of the Corporation’s capital stock existing prior to the date of the Prospectus Supplement;
(v)any dividends or distributions of rights or any class or series of the Corporation’s capital stock that is neither Parity Stock nor Senior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan;
(vi)the exchange or conversion of any class or series of the Corporation’s capital stock that is neither Parity Stock nor Senior Stock for or into other class or series of the Corporation’s capital stock that is neither Parity Stock nor Senior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or any class or series of the Corporation’s capital stock that is neither Parity Stock nor Senior Stock and, in each case, the payment of cash solely in lieu of fractional shares; and
(vii)the deemed purchase or acquisition of fractional interests in shares of the Common Stock, any other class or series of the Corporation’s capital stock that is neither Parity Stock nor Senior Stock or Parity Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.
When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the Holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the Holders of the shares of Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock bear to each other (subject to their having been declared by the Board of Directors, or an authorized committee thereof, out of funds available to pay dividends); provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate. For purposes of this calculation, with respect to non-cumulative Parity Stock, the Corporation shall use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock.

Subject to the foregoing, and not otherwise, such dividends as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid (payable in cash or other property or securities) on any securities, including Common Stock and other Junior Stock, from time to time out of funds available to pay dividends, and Holders shall not be entitled to participate in any such dividends.

Exhibit 3.03
(c) Method of Payment of Dividends. (i) Subject to the limitations set forth in Section 3(e), the Corporation may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, as determined in the Corporation’s sole discretion:

(A) in cash;

(B)  by delivery of shares of Common Stock; or

(C)  through any combination of cash and shares of Common Stock.

(ii) The Corporation shall make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election, and the portion of such payment that will be made in cash and the portion that will be made in shares of Common Stock, no later than ten Scheduled Trading Days prior to the Dividend Payment Date for such dividend, provided that if the Corporation does not provide timely notice of such election, the Corporation shall be deemed to have elected to pay such relevant dividend in cash.

(iii) All cash payments to which a Holder is entitled in connection with a declared dividend on the shares of Mandatory Convertible Preferred Stock will be computed to the nearest cent. If the Corporation elects to make any such payment of a declared dividend, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at the product of (x) 97% and (y) the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day prior to the applicable Dividend Payment Date (the price set forth in clause (y), “Average Price”).

(d) No fractional shares of Common Stock shall be delivered to the Holders in payment or partial payment of dividends. A cash adjustment (computed to the nearest cent) shall instead be paid by the Corporation, to the extent the Corporation is legally permitted to do so (including under the terms of the Credit Agreement), to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average Price with respect to such dividend. In the event that the Corporation cannot pay cash in lieu of a fractional share (whether under the terms of the Credit Agreement or otherwise), the Corporation shall instead round up to the nearest whole share for each Holder.

(e) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:

(i) the declared dividend divided by
(ii)$15.05, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as provided in Section 13 (such dollar amount, as adjusted, the “Floor Price”).
To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of Common Stock delivered in connection with such declared dividend and (y) 97% of the Average Price, the Corporation shall, to the extent it is able to do so under applicable Pennsylvania law, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash (computed to the nearest cent). To the extent that the Corporation is not able to pay such excess amount in cash under applicable Pennsylvania law, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount, and such amount shall not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.
(f)  To the extent that a Shelf Registration Statement is required in the Corporation’s reasonable judgment in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been

Exhibit 3.03
resold thereunder and such time as all such shares are freely tradable without registration pursuant to Rule 144 under the Securities Act by holders thereof that are not, and have not been within the three months preceding, “affiliates” of the Corporation for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Common Stock approved for listing on The Nasdaq Global Select Market (or if the Common Stock is not listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed), and qualified or registered under applicable state securities laws, if required; provided that the Corporation shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation and such qualification or action would subject it to such taxation.

Section 4. Liquidation, Dissolution or Winding-Up. (a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive, per share of Mandatory Convertible Preferred Stock, the Liquidation Preference of $200.00 per share of the Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such share, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation legally available for distribution to its shareholders, after satisfaction of indebtedness and other liabilities owed to the Corporation’s creditors and holders of shares of any class or series of the Corporation’s capital stock ranking senior to the Mandatory Convertible Preferred Stock as to distribution rights upon the Corporation’s liquidation, winding-up or dissolution and before any payment or distribution is made to holders of shares of any class or series of the Corporation’s capital stock ranking junior to the Mandatory Convertible Preferred Stock as to distribution rights upon liquidation, winding-up or dissolution, including, without limitation, Common Stock.

(b) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends, whether or not declared, to, but excluding, the date fixed for such liquidation, winding-up or dissolution, on all Parity Stock, if applicable, are not paid in full, all Holders and all holders of any such Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to their respective liquidation preferences and amounts equal to the accumulated and unpaid dividends (if any) to which they are entitled.

(c) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

(d) Neither the sale, lease nor exchange of all or substantially all of Corporation’s assets or business (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the Corporation’s merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation.

(e) The Corporation shall not be required to set aside funds to protect the Liquidation Preference of the Mandatory Convertible Preferred Stock.

Section 5. [Reserved].

Exhibit 3.03
Section 6. Voting Rights.

(a) General. Holders shall not have any voting rights other than those set forth in this Section 6, except as specifically required by Pennsylvania law or by the Articles of Incorporation from time to time.

(b) Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Initial Issue Date and ending on, but excluding, October 1, 2020), whether or not for consecutive Dividend Periods (a “Nonpayment”), the authorized number of directors on the Board of Directors shall, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and Holders of record, voting together as a single class with holders of record of any and all other series of Voting Preferred Stock then outstanding, shall be entitled, at the Corporation’s next annual meeting of shareholders or at a special meeting of shareholders as provided below, to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such Preferred Stock Directors will not cause the Corporation to violate the corporate governance requirements of The Nasdaq Global Select Market (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that the Board of Directors shall, at no time, include more than two Preferred Stock Directors.

(ii) In the event of a Nonpayment, the Holders of at least 25% of the shares of Mandatory Convertible Preferred Stock and holders of record of any other series of Voting Preferred Stock may request that a special meeting of shareholders be called to elect such Preferred Stock Directors (provided, however, to the extent permitted by the By-Laws, if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of shareholders). The Preferred Stock Directors shall stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the Holders continue to have such voting rights. At any meeting at which the Holders are entitled to elect Preferred Stock Directors, the holders of record of a majority of the then outstanding shares of Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of such shares of Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors. Whether a plurality, majority or other portion in voting power of Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

(iii) If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the voting rights described in this Section 6(b), subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two.

(iv)  Any Preferred Stock Director may be removed at any time, with or without cause, by the Holders of record of a majority in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 6(b). In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the Holders of record of a majority in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the election of any such Preferred Stock Directors to fill such vacancy will not cause the Corporation to violate the corporate governance requirements of The Nasdaq Global Select Market (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent

Exhibit 3.03
directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

(c) Other Voting Rights. So long as any shares of Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by applicable Pennsylvania law or by the Articles of Incorporation, the Corporation shall not, without the affirmative vote or consent of the Holders of at least two-thirds in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at an annual or special meeting of such shareholders:

(i) amend or alter the provisions of Articles of Incorporation so as to authorize or create, or increase the authorized amount of, any Senior Stock;

(ii) amend, alter or repeal the provisions of the Articles of Incorporation or this Statement with Respect to Shares so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

(iii) consummate a binding share exchange or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case: (i) the shares of Mandatory Convertible Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such Mandatory Convertible Preferred Stock remaining outstanding or such preference securities, as the case may be, have such special rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation;

provided, however, that in the event a transaction would trigger voting rights under clauses (ii) and (iii) above, clause (iii) shall govern; provided, further, however, that for all purposes of this Section 6(c):
(1)any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock,
(2)any increase in the amount of the Corporation’s authorized or issued shares of Mandatory Convertible Preferred Stock, and
(3)the creation and issuance, or an increase in the authorized or issued amount, of any other series of Parity Stock or any class or series of the Corporation’s capital stock ranking junior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution, shall be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of Holders.
        If any amendment, alteration, repeal, binding share exchange, reclassification, merger or consolidation described in this Section 6(c) would adversely affect the special rights, preferences, privileges or voting powers of one or more but not all series of Voting Preferred Stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the series of Voting Preferred Stock the special rights, preferences, privileges or voting powers of which are adversely affected and entitled to vote, shall vote as a class in lieu of all series of Voting Preferred Stock.
(d) Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and limitations and restrictions thereof, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock to:

Exhibit 3.03
(i)to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in this Statement with Respect to Shares that may be defective or inconsistent with any other provision contained in this Statement with Respect to Shares;
(ii)to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the Articles of Incorporation or this Statement with Respect to Shares; or
(iii)to waive any of the Corporation’s rights with respect to the Mandatory Convertible Preferred Stock.

(e)Without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock to:
(i)  conform the terms of the Mandatory Convertible Preferred Stock to the description thereof in the Prospectus as supplemented and/or amended by the “Description of Mandatory Convertible Preferred Stock” section of the Prospectus Supplement;
(ii) file a statement of correction with respect to this Statement with Respect to Shares to the extent permitted by Section 138 of the Pennsylvania Associations Code; or
(iii) amend this Statement with Respect to Shares in connection with a Reorganization Event to the extent required pursuant to Section 14.
(f)Prior to the close of business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be outstanding, or deemed to be outstanding, and Holders shall have no voting rights with respect to such shares of Common Stock by virtue of holding the Mandatory Convertible Preferred Stock, including the right to vote on any amendment to the Articles of Incorporation or this Statement with Respect to Shares that would adversely affect the rights of holders of the Common Stock.
(g)The number of votes that each share of Mandatory Convertible Preferred Stock and any Voting Preferred Stock participating in any vote set forth in this Section 6 shall have shall be in proportion to the liquidation preference of such share.
(h)The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the By-Laws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Stock is listed or traded at the time.
Section 7.  Mandatory Conversion on the Mandatory Conversion Date. (a) Each outstanding share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted in accordance with Section 8 or Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of shares of Common Stock equal to the Mandatory Conversion Rate. If the Mandatory Conversion Date occurs after July 1, 2023 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event or otherwise), no interest or other amounts shall accrue as a result of such postponement.

(b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than the Threshold Appreciation Price, then the Mandatory Conversion Rate shall be equal to 3.8760 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

Exhibit 3.03
(ii)  if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Mandatory Conversion Rate per share of Mandatory Convertible Preferred Stock shall be equal to $200.00 divided by the Applicable Market Value, rounded to the nearest ten-thousandth of a share of Common Stock; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 4.6512 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates are each subject to adjustment in accordance with the provisions of Section 13.

(c) If the Corporation declares a dividend on the Mandatory Convertible Preferred Stock for the Dividend Period ending on, but excluding, July 1, 2023, the Corporation shall pay such dividend to the Record Holders as of the immediately preceding Regular Record Date, in accordance with Section 3. If on or prior to July 1, 2023, the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock through July 1, 2023, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to:

(i)the amount of such accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”), divided by
(ii)the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using July 1, 2023 as the applicable Dividend Payment Date).
To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Corporation shall, to the extent it is able to do so under applicable Pennsylvania law, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the Holders. To the extent that the Corporation is not able to pay such excess amount in cash under applicable Pennsylvania law, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.
Section 8. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, subject to satisfaction of the conversion procedures set forth in Section 10, the Holders shall have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to July 1, 2023 (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustments in accordance with Section 8(b).

(b) If, as of any Early Conversion Date, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on or before the Dividend Payment Date immediately prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the Holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of Common Stock equal to:

(i)the amount of such accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock that have not been declared for such prior full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by
(ii)the greater of (x) the Floor Price and (y) the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”).

Exhibit 3.03
To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares of Common Stock and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash or deliver shares of Common Stock in respect of such shortfall.
Except as set forth in the first sentence of this Section 8(b), upon any Early Conversion of any shares of Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares of Mandatory Convertible Preferred Stock as of such Regular Record Date, in accordance with Section 3.
Section 9. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to July 1, 2023, the Holders shall have the right (the “Fundamental Change Conversion Right”) during the Fundamental Change Conversion Period to:

(i)convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) into a number of shares of Common Stock (or, to the extent applicable, Units of Exchange Property in accordance with Section 14) equal to the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock;
(ii)with respect to such converted shares of Mandatory Convertible Preferred Stock, receive an amount equal to the present value, calculated using a discount rate of 5.00% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for (a) the partial Dividend Period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (b) all the remaining full Dividend Periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, July 1, 2023 (the “Fundamental Change Dividend Make-whole Amount”), payable in cash to the extent the Corporation is legally permitted to do so or in shares of Common Stock; and
(iii)with respect to such converted shares of Mandatory Convertible Preferred Stock, receive the Accumulated Dividend Amount payable in cash or shares of Common Stock, subject in the case of clauses (ii) and (iii) to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in Section 9(d); provided that, if the Fundamental Change Effective Date or the Fundamental Change Conversion Date falls after the Regular Record Date for a declared dividend and prior to the next Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Regular Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of the payment of such dividend.

(b) To exercise the Fundamental Change Conversion Right, Holders must submit their shares of Mandatory Convertible Preferred Stock for conversion at any time during the Fundamental Change Conversion Period. Holders that submit their shares of Mandatory Convertible Preferred Stock for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders who do not submit their shares for conversion during the Fundamental Change Conversion Period shall not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-whole Amount or the relevant Accumulated Dividend Amount.

The Corporation shall provide written notice (the “Fundamental Change Notice”) to Holders of the anticipated Fundamental Change Effective Date as soon as reasonably practicable and in any event no later than the second Business Day immediately following the actual Fundamental Change Effective Date. The Fundamental Change Notice shall state:

(i)  the event causing the Fundamental Change;

Exhibit 3.03
(ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;

(iii)  that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv)  the Fundamental Change Conversion Period; and

(v)  the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

(c)  As soon as reasonably practicable and in any event no later than the second Business Day immediately following the Fundamental Change Effective Date, the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, shares of Common Stock (or, to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable; and

(iii) the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether the Corporation will pay such amount in cash, shares of Common Stock (or, to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable.

(d) (i) For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation shall at its option (subject to satisfaction of the requirements of this Section):

(A)  pay the Fundamental Change Dividend Make-whole Amount in cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so;

(B)  increase the number of shares of Common Stock (or, to the extent applicable, Units of Exchange Property) to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

(C)  pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and shares of Common Stock (or, to the extent applicable, Units of Exchange Property) in accordance with the provisions of clauses (A) and (B) above.

(ii) In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date and subject to the limitations described in this Section 9(d), the converting Holder shall be entitled to receive such Accumulated Dividend Amount upon such Fundamental Change Conversion. The Corporation shall, at its option, pay the Accumulated Dividend Amount (subject to satisfaction of the requirements of this Section):

(A)  in cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so;

(B)  in an additional number of shares of Common Stock (or, to the extent applicable, Units of Exchange Property) equal to (x) the Accumulated Dividend Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

(C)  through any combination of cash and shares of Common Stock (or, to the extent applicable, Units of Exchange Property) in accordance with the provisions of clauses (A) and (B) above.

Exhibit 3.03
(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the relevant Fundamental Change Effective Date to make all or any portion of such payments in shares of Common Stock (or, to the extent applicable, Units of Exchange Property). If the Corporation elects to deliver Common Stock (or, to the extent applicable, Units of Exchange Property) in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount (or, if applicable, the dollar amount of any portion thereof paid in Common Stock (or, to the extent applicable, Units of Exchange Property)) exceeds the product of the number of additional shares the Corporation delivers in respect thereof and 97% of the Fundamental Change Share Price, the Corporation shall, if it is able to do so under applicable Pennsylvania law, pay such excess amount in cash (computed to the nearest cent). To the extent that the Corporation is not able to pay such excess amount in cash under applicable Pennsylvania law, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount.

(iv) No fractional shares of Common Stock (or, to the extent applicable, Units of Exchange Property) shall be delivered by the Corporation to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. The Corporation shall instead, to the extent legally permissible and in compliance with the terms of the Corporation’s then-existing indebtedness (including the Credit Agreement), pay a cash adjustment (computed to the nearest cent) to each converting Holder that would otherwise be entitled to receive a fraction of a share of Common Stock (or, to the extent applicable, Units of Exchange Property) based on the Average VWAP per share of Common Stock (or, to the extent applicable, Units of Exchange Property) over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant Fundamental Change Conversion Date. In the event that the Corporation cannot pay cash in lieu of a fractional share (whether under the terms of the Credit Agreement or otherwise), the Corporation shall instead round up to the nearest whole share for each Holder.

(v) If the Corporation is prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-whole Amount (whether in cash or in shares of Common Stock), in whole or in part, due to limitations of applicable Pennsylvania law, the Fundamental Change Conversion Rate will instead be increased by a number of shares of Common Stock equal to:

(A) the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount, divided by

(B)  the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price.

To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Share Price, the Corporation shall not have any obligation to pay the shortfall in cash or deliver additional shares of Common Stock in respect of such amount.

Section 10. Conversion Procedures. (a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock shall automatically convert into shares of Common Stock.

If more than one share of the Mandatory Convertible Preferred Stock held by the same Holder is automatically converted on the Mandatory Conversion Date, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so converted. A Holder of shares of the Mandatory Convertible Preferred Stock that are mandatorily converted shall not be required to pay any transfer taxes or duties relating to the issuance or delivery of the Common Stock, except that such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than the name of such Holder.

A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if Mandatory Convertible Preferred Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting

Exhibit 3.03
Holder is entitled, on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion shall be treated as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date. Except as provided under Section 13, prior to the close of business on the Mandatory Conversion Date, the Common Stock issuable upon conversion of Mandatory Convertible Preferred Stock shall not be outstanding, or deemed to be outstanding, for any purpose and Holders shall have no rights, powers, preferences or privileges with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding Mandatory Convertible Preferred Stock.

(b) To effect an Early Conversion pursuant to Section 8, a Holder must:
(i)complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;
(ii)deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent; and
(iii)if required, furnish appropriate endorsements and transfer documents.
Notwithstanding the foregoing, to effect an Early Conversion pursuant to Section 8 of shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other Depositary for the shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares appointed by the Corporation).
The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”).

If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder.

A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if Mandatory Convertible Preferred Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the second Business Day immediately succeeding the Early Conversion Date, (ii) the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period, and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Early Conversion Date. Except as set forth in Section 13, prior to the close of business on such applicable Early Conversion Date, the shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be outstanding, or deemed to be outstanding, for any purpose, and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Mandatory Convertible Preferred Stock.

Exhibit 3.03
In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected, or, if Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares by making a notation on Schedule I attached to the Global Preferred Share or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder must:
(i)complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;
(ii)deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent; and
(iii)if required, furnish appropriate endorsements and transfer documents.
Notwithstanding the foregoing, to effect a Fundamental Change Conversion pursuant to Section 9 of shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other Depositary for the shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares appointed by the Corporation). In either case, if required, such Holder must pay all taxes or duties that may be payable relating to any transfer involved in the issuance or delivery of Common Stock upon conversion in a name other than such Holder.
The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”).

If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder.

A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if Mandatory Convertible Preferred Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the second Business Day immediately succeeding the Fundamental Change Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13, prior to the close of business on such applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be outstanding, or deemed to be outstanding, for any purpose, and Holders shall have no rights with respect to the Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Mandatory Convertible Preferred Stock.

Exhibit 3.03
In the event that a Fundamental Change Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares by making a notation on Schedule I attached to the Global Preferred Share or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Regular Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares of the Mandatory Convertible Preferred Stock on such Regular Record Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 3.

Section 11. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock into shares of Common Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock deliverable upon conversion of all shares of Mandatory Convertible Preferred Stock (which shall initially equal a number of shares of Common Stock equal to the sum of (x) the product of (i) 2,300,000 shares of Mandatory Convertible Preferred Stock, and (ii) the initial Maximum Conversion Rate and (y) the product of (i) 2,300,000 shares of Mandatory Convertible Preferred Stock, and (ii) the maximum number of shares of Common Stock that would be added to the Mandatory Conversion Rate assuming (A) the Corporation paid no dividends on the shares of Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date and (B) the Floor Price is greater than 97% of the relevant Average Price). For purposes of this Section 11(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock or as payment of any dividend on such shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of, or as payment of a dividend on, the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and free of preemptive rights.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of Mandatory Convertible Preferred Stock, the Corporation shall use commercially reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

Exhibit 3.03
(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The Nasdaq Global Select Market or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion (including, without limitation, for the avoidance of doubt, with respect to the Mandatory Conversion Additional Conversion Amount or Early Conversion Additional Conversion Amount) of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount and the Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the earlier of (x) the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof and (y) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-whole Amount on the Mandatory Convertible Preferred Stock, the Corporation covenants to list such Common Stock issuable upon the earlier of (1) the first conversion of the Mandatory Convertible Preferred Stock and (2) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-whole Amount on the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 12. Fractional Shares. (a) No fractional shares of Common Stock shall be issued to Holders as a result of any conversion of shares of Mandatory Convertible Preferred Stock.

(b) In lieu of any fractional shares of Common Stock otherwise issuable in respect of the shares of Mandatory Convertible Preferred Stock of any Holder that are converted on the Mandatory Conversion Date pursuant to Section 7 or at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall, to the extent legally permitted to do so (including under the terms of the Credit Agreement), pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Date, as applicable. In the event that the Corporation cannot pay cash in lieu of a fractional share, the Corporation shall instead round up to the nearest whole share for each Holder.

Section 13. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be adjusted as set forth in this Section 13, except that the Corporation shall not make any adjustments to the Fixed Conversion Rates if Holders participate (other than in the case of a share split or share combination or a tender or exchange offer described in Section 13(a)(v)), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions set forth in Sections 13(a)(i)-(v) without having to convert their shares of Mandatory Convertible Preferred Stock as if they held a number of shares of Common Stock equal to (i) the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by (ii) the number of shares of Mandatory Convertible Preferred Stock held by such Holder.

(i)If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0
where,
CR0 =  such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;
CR1 =  such Fixed Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

Exhibit 3.03
OS0 =  the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and
OS1 =  the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
        Any adjustment made under this Section 13(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type set forth in this Section 13(a)(i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding immediately prior to the close of business on the relevant Record Date or immediately prior to the open of business on the relevant Effective Date, as the case may be, and the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that the Corporation holds in treasury. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock that it holds in treasury.
(i)If the Corporation issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Average VWAP per share of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate shall be increased based on the following formula:

Exhibit 3.03

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,
CR0 =  such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;
CR1 =  such Fixed Conversion Rate in effect immediately after the close of business on such Record Date;
OS0 =  the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;
X =  the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y =  the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
        Any increase made under this Section 13(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to issue such rights, options or warrants, to such Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.
For the purpose of this Section 13(a)(ii), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Average VWAP per share for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof in good faith.

(ii)If the Corporation distributes shares of its capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of Common Stock, excluding:
(A) dividends, distributions or issuances as to which the provisions set forth in Section 13(a)(i) or Section 13(a)(ii) shall apply;

(B) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 13(a)(iv) shall apply;

(C) any dividends and distributions upon conversion of, or in exchange for, shares of Common Stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the consideration due upon conversion as set forth under Section 14;
(D) except as otherwise set forth in Section 13(a)(vii), rights issued pursuant to a shareholder rights plan adopted by the Corporation; and

Exhibit 3.03
(E) Spin-Offs as to which the provisions set forth below in this Section 13(a)(iii) shall apply;
then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV
where,
CR0 =  such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;
CR1 =  such Fixed Conversion Rate in effect immediately after the close of business on such Record Date;
SP0 =  the Average VWAP per share of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV =  the fair market value (as determined by the Board of Directors or a committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of Common Stock on the Ex-Date for such distribution.
        Any increase made under the portion of this Section 13(a)(iii) will become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.
        Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Corporation’s capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the Record Date for the distribution.
        With respect to an adjustment pursuant to this Section 13(a)(iii) where there has been a Spin-Off, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0
where,
CR0 = such Fixed Conversion Rate in effect immediately prior to the open of business on the Ex-Date for the Spin-Off;
CR1 = such Fixed Conversion Rate in effect immediately after the open of business on the Ex-Date for the Spin-Off;
FMV0 = the Average VWAP per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Valuation Period”); and
MP0 = the Average VWAP per share of Common Stock over the Valuation Period.
The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the close of business on the last Trading Day of the Valuation Period but will be given retroactive effect as of immediately after the open of business on the Ex-Date of the Spin-Off. Because the Corporation shall make the adjustment to each Fixed Conversion Rate with retroactive effect, the Corporation shall delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Valuation Period until the second Business Day after the last Trading Day of such Valuation Period. If such dividend or distribution is not so paid, each Fixed Conversion Rate

Exhibit 3.03
shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
For purposes of this Section 13(a)(iii) (and subject in all respects to Section 13(a)(i) and Section 13(a)(ii)):
1.rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain conditions), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):
(1) are deemed to be transferred with such shares of the Common Stock;
(2) are not exercisable; and
(3) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section 13(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section 13(a)(iii).
(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).
(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made:
(1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 13(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and
(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued;
provided that, in each case, such rights, options or warrants are deemed to be transferred with such shares of the Common Stock and are also issued in respect of future issuances of the Common Stock.
        For purposes of Section 13(a)(i), Section 13(a)(ii) and this Section 13(a)(iii), if any dividend or distribution to which this Section 13(a)(iii) is applicable includes one or both of:

Exhibit 3.03
1.a dividend or distribution of shares of Common Stock to which Section 13(a)(i) is applicable (the “Clause A Distribution”); or
(B) an issuance of rights, options or warrants to which Section 13(a)(ii) is applicable (the “Clause B Distribution”), then:
(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 13(a)(iii) with respect to such Clause C Distribution shall then be made; and
(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 13(a)(i) and Section 13(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date” within the meaning of Section 13(a)(i) or “outstanding immediately prior to close of business on such Record Date” within the meaning of Section 13(a)(ii).
(iii)If any cash dividend or distribution is made to all or substantially all holders of Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C
where,
CR0 =  such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;
CR1 =  such Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;
SP0 =  the Average VWAP per share of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and
C =  the amount in cash per share the Corporation distributes to all or substantially all holders of Common Stock.
Any increase made under this Section 13(a)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
        Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate on the Record Date for such cash dividend or distribution.
(iv)If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of

Exhibit 3.03
Common Stock exceeds the Average VWAP per share of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where,
CR0 =  such Fixed Conversion Rate in effect immediately prior to the close of business on the Expiration Date;
CR1 =  such Fixed Conversion Rate in effect immediately after the close of business on the Expiration Date;
AC =  the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer;
OS0 =  the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 =  the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 =  the Average VWAP of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).
        The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the close of business on the last Trading Day of the Averaging Period but will be given retroactive effect as of immediately after the close of business on the Expiration Date. Because the Corporation will make the adjustment to each Fixed Conversion Rate with retroactive effect, the Corporation shall delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of Common Stock issuable to a Holder occurs within the Averaging Period until the second Business Day after the last Trading Day of such Averaging Period. For the avoidance of doubt, no adjustment under this Section 13(a)(v) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate, except as set forth in the immediately succeeding sentence.
        In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded).
(v)If:
(A) the record date for a dividend or distribution on shares of the Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B)  such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 20-trading day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution, and in such a case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon mandatory conversion of Mandatory Convertible Preferred Stock.

Exhibit 3.03
(vi)If the Corporation has a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into Common Stock, the Holders shall receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as set forth in Section 13(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.
(vii)The Corporation may (but is not required to), to the extent permitted by law and the rules of The Nasdaq Global Select Market or any other securities exchange on which the shares of Common Stock or the Mandatory Convertible Preferred Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and the Board of Directors (or a committee thereof) determines that such increase would be in the best interest of the Corporation. The Corporation may also (but is not required to) increase each Fixed Conversion Rate as it deems advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason. However, in either case, the Corporation may only make such discretionary adjustments if it makes the same proportionate adjustment to each Fixed Conversion Rate.
(viii)The Corporation shall not adjust the Fixed Conversion Rates:
a.upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan;
b.upon the issuance of any shares of Common Stock or options, restricted share units, performance share units, rights or warrants to purchase such shares of Common Stock pursuant to any present or future benefit or other incentive plan or program of or assumed by the Corporation or any of its Subsidiaries;
c.upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (B) of this Section 13(a)(ix) and outstanding as of the Initial Issue Date;
d.for a change in the par value of the Common Stock;
e.for sales of Common Stock for cash, other than in a transaction described in Section 13(a)(ii) or Section 13(a)(iii) above;
f.for stock repurchases that are not tender or exchange offers referred to in Section 13(a)(v), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors; or
g.for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described in Sections 7, 8 and 9.
(ix)Adjustments to each Fixed Conversion Rate will be calculated to the nearest 1/10,000th of a share. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% to each of the Fixed Conversion Rates; provided, however, that if an adjustment is not made because the adjustment does not change each of the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of Common Stock issuable to a Holder upon any conversion of Mandatory Convertible Preferred Stock, and on each Trading Day during the Settlement Period or any other valuation period in connection with a conversion of the Mandatory Convertible Preferred Stock, the Corporation will give effect to all adjustments that it has otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment. Except as otherwise

Exhibit 3.03
provided above, the Corporation shall be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Share Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock.
(x)For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $200.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $200.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).
(xi)Whenever any provision of this Statement with Respect to Shares requires the Corporation to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors or a committee thereof shall make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Share Price and the Average Price, as the case may be) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Record Date, Ex-Date, Effective Date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.
(b) Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:
(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates;
(ii) within ten Business Days after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, a written notice to the Holders of the occurrence of such event; and
(iii) within ten Business Days after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, to the Holders, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

Exhibit 3.03
Section 14. Recapitalizations, Reclassifications and Changes of Common Stock. In the event of:

(i)any consolidation or merger of the Corporation with or into another Person;
(ii)any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;
(iii)any reclassification of Common Stock into securities (other than a share split or share combination) including securities other than Common Stock; or
(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition), in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive), and, at the effective time of such Reorganization Event, the Corporation shall amend this Statement with Respect to Shares without the consent of any of the Holders to provide for such change in the convertibility of the Mandatory Convertible Preferred Stock. If any Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock in such Reorganization Event.

The number of Units of Exchange Property the Corporation shall deliver upon conversion of each share of Mandatory Convertible Preferred Stock or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such Reorganization Event shall be determined as if references in Section 3, Section 7, Section 8 and/or Section 9 to shares of Common Stock, as the case may be, were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a Record Date that is prior to the date on which the holders of the shares of Mandatory Convertible Preferred Stock become holders of record of the underlying shares of the Common Stock). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors or a committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted Average Prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors or a committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The above provisions of this Section 14 shall similarly apply to successive Reorganization Events, and the provisions of Section 13 shall apply to any shares of common equity or ADRs of the Corporation (or any successor thereto) received by the holders of shares of Common Stock in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within twenty calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14.

Exhibit 3.03

Section 15. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for Mandatory Convertible Preferred Stock shall be American Stock Transfer & Trust Company LLC. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes American Stock Transfer & Trust Company LLC, the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall give notice thereof to the Holders.

Section 16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

Section 17. Notices. All notices or communications in respect of Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Statement with Respect to Shares, in the Articles of Incorporation or the By-Laws and by applicable law. Notwithstanding the foregoing, if the shares of Mandatory Convertible Preferred Stock are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in Mandatory Convertible Preferred Stock.

Section 18. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class.

Section 19. Other Rights. The shares of Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable Pennsylvania law.

Section 20. Book-Entry Form. (a) The Mandatory Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Mandatory Convertible Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend as set forth on the form of Mandatory Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Statement with Respect to Shares. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for the Depositary, and registered in the name of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

This Section 20(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 20(a), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Statement with Respect to Shares with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Statement with Respect to Shares or the Articles of Incorporation.

Exhibit 3.03

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series A Mandatory Convertible Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b)  Two Officers permitted by applicable Pennsylvania law shall sign each Global Preferred Share for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Series A Mandatory Convertible Preferred Stock.

Section 21. Listing. The Corporation hereby covenants and agrees that, if its listing application for the Mandatory Convertible Preferred Stock is approved by The Nasdaq Global Select Market, upon such listing, the Corporation shall use its commercially reasonable efforts to keep the Mandatory Convertible Preferred Stock listed on The Nasdaq Global Select Market.

If the Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Stock represented thereby shall be listed on The Nasdaq Global Select Market or any other stock exchange, the Depositary may, with the written approval of the Corporation, appoint a registrar (acceptable to the Corporation) for registration of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Stock represented thereby in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Corporation. If the Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Stock represented thereby, are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Corporation, arrange such facilities for the delivery, transfer, surrender and exchange of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Stock represented thereby as may be required by law or applicable stock exchange regulations.

Section 22. Stock Certificates. (a)  Shares of Mandatory Convertible Preferred Stock may, but shall not be required to, be represented by stock certificates substantially in the form set forth as Exhibit A hereto.
(b) Stock certificates representing shares of the Mandatory Convertible Preferred Stock, to the extent issued, shall be signed by (i) the Chairman of the Board, the President or any Vice President, of the Corporation and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, in accordance with the By-Laws and applicable Pennsylvania law, by manual or facsimile signature.
(c) A stock certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.
(d) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.
Section 23. Replacement Certificates. If any Mandatory Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Mandatory Convertible Preferred Stock, but only upon receipt of

Exhibit 3.03
evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and bond of indemnity, if requested, in each case, reasonably satisfactory to the Corporation and the Transfer Agent.

Exhibit 3.03
EXHIBIT A

[FORM OF FACE OF 6.00% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK
CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

        307694351 v1

Exhibit 3.03

Certificate Number [      ] [Initial] Number of Shares of Mandatory
Convertible Preferred Stock [     ]

CUSIP [_________]
ISIN [____________]

II-VI INCORPORATED

6.00% Series A Mandatory Convertible Preferred Stock
(no par value per share)
(Liquidation Preference as specified below)

II-VI Incorporated, a Pennsylvania corporation (the “Corporation”), hereby certifies that [              ] (the “Holder”), is the registered owner of [      ] [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 6.00% Series A Mandatory Convertible Preferred Stock, with no par value per share and a Liquidation Preference of $200.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Statement with Respect to Shares for the 6.00% Series A Mandatory Convertible Preferred Stock of II-VI Incorporated, dated July 6, 2020, as the same may be amended from time to time (the “Statement with Respect to Shares”). Capitalized terms used herein but not defined shall have the meaning given them in the Statement with Respect to Shares. The Corporation will provide a copy of the Statement with Respect to Shares to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Statement with Respect to Shares, the provisions of the Statement with Respect to Shares shall control and govern.

Reference is hereby made to the provisions of Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Statement with Respect to Shares, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Statement with Respect to Shares and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Statement with Respect to Shares or be valid or obligatory for any purpose.

Exhibit 3.03
IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this ______ of July 2020.

II-VI Incorporated

By:
Name:
Title:

By:
Name:
Title:

Exhibit 3.03
COUNTERSIGNATURE

These are shares of Mandatory Convertible Preferred Stock referred to in the within-mentioned Statement with Respect to Shares.

Dated: July ______, 2020

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC,
as Registrar and Transfer Agent

By:
Name:
Title:

Exhibit 3.03
[FORM OF REVERSE OF CERTIFICATE FOR 6.00% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Statement with Respect to Shares.

The shares of Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Statement with Respect to Shares.

The Corporation shall furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

Exhibit 3.03
NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert 6.00% Series A Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 6.00% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), of II-VI Incorporated (hereinafter called the “Corporation”), represented by stock certificate No(s). [     ] (the “Mandatory Convertible Preferred Stock Certificates”), into common stock, no par value per share, of the Corporation (the “Common Stock”) according to the conditions of the Statement with Respect to Shares of Mandatory Convertible Preferred Stock (the “Statement with Respect to Shares”), as of the date written below. Holders that submit shares of Mandatory Convertible Preferred Stock during a Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right.

If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Statement with Respect to Shares.

Date of Conversion:
Applicable Conversion Rate:
Shares of Mandatory Convertible Preferred Stock to be Converted:
Shares of Common Stock to be Issued:*
Signature:
Name:
Address:**
Fax No.:

* The Corporation is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.

** Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

Exhibit 3.03
ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 6.00% Series A Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of 6.00% Series A Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exhibit 3.03
SCHEDULE I

II-VI Incorporated

Global Preferred Share 6.00% Series A Mandatory Convertible Preferred Stock

Certificate Number:

The number of shares of Mandatory Convertible Preferred Stock initially represented by this Global Preferred Share shall be [      ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Mandatory Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

(I)  Attach Schedule I only to Global Preferred Shares.